Exhibit 99.1

BDCA Venture Announces Changes in Name and Ticker Symbol

Board Also Announces Appointment of New Officers

LINCOLN, Neb.--(BUSINESS WIRE)--December 2, 2015--BDCA Venture, Inc. (“BDCA Venture” or the “Company”) (Nasdaq: BDCV), a closed-end fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), announced today that it has changed its name and appointed new officers.

Name and Ticker Change

The Company has changed its name to “Crossroads Capital, Inc.” (“Crossroads Capital”) effective December 2, 2015. The shares of Crossroads Capital will continue to be listed on Nasdaq and will begin trading under the new ticker “XRDC” on December 3, 2015.

Appointment of New Officers

In connection with the termination of the Investment Advisory and Administrative Services Agreement (“Investment Advisory Agreement”) by and between the Company and BDCA Venture Adviser, LLC, Frederic M. Schweiger and Katie P. Kurtz resigned as the officers of the Company as of December 2, 2015. Their resignations were not the result of any disagreement with the Company on any matters relating to the Company's operations, policies or practices.

Effective December 2, 2015, the Company’s Board of Directors appointed the following persons to serve as the Company’s officers until his or her resignation or earlier termination or other removal therefrom:

Ben H. Harris - Chief Executive Officer and President

David M. Hadani - Chief Financial Officer, Treasurer and Secretary

Stephanie L. Darling - Chief Compliance Officer

Biographical and other information for each of the new officers is included in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on December 2, 2015.

Andrew Dakos, Chairman of the Board of Directors, commented; “The appointment of Ben, David, and Stephanie marks a significant milestone for the Company. The Board has been focused on the important task of achieving a smooth transition to internal management and is confident it has assembled the right team as the Company seeks to maximize value for shareholders. The business experience and track record of Ben and David, particularly as it relates to business development companies, will be of significant value to the Company at this critical stage. In addition, having worked with Stephanie closely for several years, she is likewise highly qualified to lead our compliance program. To date, most of our focus has been on reducing the Company’s operating expenses. Going forward, we intend to focus our efforts to monetize our current holdings in addition to managing our cash resources to benefit shareholders.”

About Crossroads Capital, Inc.

Crossroads Capital, Inc. (www.bdcv.com) is a closed-end fund regulated as a business development company under the Investment Company Act of 1940.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect Crossroads Capital’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in Crossroads Capital’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to Crossroads Capital’s SEC filings for a more detailed discussion of the risks and uncertainties associated with its business, including but not limited to the risks and uncertainties associated with investing in micro- and small-cap companies. Except as required by the federal securities laws, Crossroads Capital undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Crossroads Capital’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

CONTACT:
BDCA Venture, Inc./Crossroads Capital, Inc.
Investor Relations Contact:
Ben H. Harris, 402-817-4424
Chief Executive Officer and President
ben@xroadscap.com